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                                                                    EXHIBIT 10.9

                               FIRST AMENDMENT TO
                            GUARANTEED MAXIMUM PRICE
                             CONSTRUCTION AGREEMENT

         This First Amendment to the Guaranteed Maximum Price Construction Agreement (the "Amended GMP Agreement") is deemed effective September 5, 2000 (the "Effective Date) and is by and between Opryland Hotel - Florida, L.P. ("OHF, L.P."), a Florida Limited Partnership, the Opryland Hospitality Group d/b/a OLH, G.P., a Tennessee general partnership, and Perini/Suitt, a joint venture, ("Contractor").

         WHEREAS, Section 2.3 of the Guaranteed Maximum Price Agreement (the "GMP Agreement) contemplates that the Parties to the GMP Agreement would negotiate and finalize the final GMP price upon issuance of 75% of the Contract Documents;

         WHEREAS, 75% of the Contract Documents have been issued, the Parties to the GMP Agreement have agreed upon a final GMP price, and, in accordance with the GMP Agreement, now desire to amend the GMP Agreement to provide for the fixed GMP; and

         NOW, THEREFORE, in consideration of the foregoing premises, and other good valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the GMP Agreement is hereby amended as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms which are set forth in the GMP Agreement.

2.       Amendment of GMP.

         A. Article 2, Section 2.3 of the GMP Agreement is hereby deleted in its entirety and the following inserted in its place:

         "2.3     GUARANTEED MAXIMUM PRICE (GMP). For all Work performed and services rendered by Contractor with respect to the Work, the Owner agrees to pay Contractor an amount equal to the total Cost of the Work, plus the Contractor's Fee, but in no event will the amount paid by the Owner to Contractor in full satisfaction of the Contractor's services rendered exceed $298,154,505.00 (the "Guaranteed Maximum Price" or "GMP"), subject to additions or deductions by Change Order as provided in the Contract Documents. In no event will the Owner be obligated to pay Contractor the full GMP unless the Cost of the Work is equal to or in excess of the GMP. The GMP may also be referred to in the Contract Documents as the Contract Sum. Costs which would cause the GMP to be exceeded (other than costs related to valid Change Orders) will be paid by the Contractor without reimbursement by the Owner."

         B. The first sentence in Article 2, Section 2.3.5.3 of the GMP Agreement is hereby revised to read as follows: If the Contractor has achieved Substantial Completion, as defined in paragraph 10.8, of the Convention Center and related BOH (Back of House) support areas, by June 1, 2001, then the Owner shall pay a bonus of $350,000.00 to the Contractor.

         C. The first sentence in Article 2, Section 2.3.6 of the GMP Agreement is hereby revised to read as follows: Since the actual damages to the Owner as a result of the Contractor's failure to achieve Substantial Completion of the Work by the Substantial Completion Date are difficult or


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impossible to determine, the Contractor shall pay the Owner $20,000 per calendar day for the Convention Center, if not substantially complete by June 1, 2001 and $10,000 per calendar day for the entire Project, if not substantially complete by December 1, 2001, up to February 2, 2002, after the Substantial Completion Date, as it may be extended, for every day the Work is not substantially completed, as liquidated damages, in lieu of actual damages related solely to a delay in Substantial Completion.

         D. The existing Exhibit A Document Listing is hereby deleted and replaced by the revised Exhibit A, dated September 5, 2000.


3. Terms of the GMP Agreement. The terms of the GMP Agreement, except as amended by section 2 above, including but not limited to any party's representations, warranties, covenants, agreements and indemnities are hereby ratified. The Parties acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the GMP Agreement, as amended hereby, remain in full force and effect to the full extent provided therein.



IN WITNESS WHEREOF, the Owner and Contractor have executed this First Amendment Agreement as of the date first written above.

Owner:                                     Contractor:
                                           Perini/SUITT AJV


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By:      /S/ David B. Jones                By:   /s/ Sam Sabin
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Title:                                     Title:   Project Executive
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         The undersigned hereby acknowledge the terms and conditions of the foregoing First Amendment Agreement, and specifically agree to perform their respective responsibilities and duties described in such Agreement.

Program Manager:                           Architect:


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By:                                        By:
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Title:                                     Title:
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